Exhibit 99.1

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF DFP HEALTHCARE ACQUISITIONS CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS P The undersigned hereby appoints [ ] and [ ] (the “Proxies”), and each of them independently, with full power R of substitution, as proxies to vote all of the Common Stock of DFP Healthcare Acquisitions Corp. (the X adjournment or postponement thereof (the “Special Meeting”). Y The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER A DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO R THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, signed and dated on reverse side) Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held at [ ] a.m., Eastern time, on [ ], 2021, in virtual format. This notice of Special Meeting of Stockholders and accompanying Proxy Statement are available at: [ ]

DFP HEALTHCARE ACQUISITIONS CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Please mark vote as indicated in this example **X**

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of June 28, 2021 (as it may be amended and/or restated from time to time, the "Merger Agreement"), by and among DFP, Orion Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of DFP ("First Merger Sub"), Orion Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of DFP ("Second Merger Sub") and TOI Parent, Inc., a Delaware corporation ("TOI"), and the transactions contemplated thereby, pursuant to which (i) the First Merger Sub will merge with and into TOI (the "First Merger"), with TOI being the surviving corporation, (ii) immediately following the First Merger, TOI will merge with and into the Second Merger Sub, with the Second Merger Sub being the surviving entity and a wholly owned subsidiary of DFP, and (iii) DFP will change its name to "The Oncology Institute, Inc." (referred to herein as "New TOI") (the transactions contemplated by the Merger Agreement are referred to herein as the "Business Combination," and such proposal, the "Business Combination Proposal"); — FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — Stock Issuance Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable listing rules of Nasdaq (each, a "Nasdaq Listing Rule"), (i) the issuance of DFP Class A Common Stock, par value $0.0001 per share (the "DFP Class A Common Stock") pursuant to the Merger Agreement and up to 12,500,000 additional Earnout Shares (as defined herein), as described in more detail in the accompanying proxy statement/prospectus under the heading titled "The Business Combination Proposal—Business Combination Consideration," and (ii) the issuance and sale of up to 27,500,000 newly issued shares of DFP Class A Common Stock in a private placement with certain institutional and accredited investors (the "PIPE Investors"), including Deerfield Private Design Fund IV, L.P. and Deerfield Partners, L.P., to the extent such issuances would require a stockholder vote under the applicable Nasdaq Listing Rules (the "Stock Issuance Proposal"); — FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Charter Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal and the Stock Issuance Proposal are approved and adopted, a proposed third amended and restated certificate of incorporation (the "Proposed Charter") of DFP, which will amend and restate the second amended and restated certificate of incorporation of DFP, dated March 10, 2020, (the "Current Charter"), which Proposed Charter will be in effect upon the closing of the Business Combination (the "Closing") (the "Charter Amendment Proposal"); — FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — The Advisory Charter Proposals — to consider and vote upon separate proposals to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the SEC as 8 separate sub-proposals (the "Advisory Charter Proposals");

Advisory Charter Proposal A – to change the number of shares of authorized capital stock to [ ], consisting of [ ] shares of New TOI Common Stock, par value $0.0001 per share ("New TOI Common Stock") and [ ] shares of preferred stock, par value $0.0001 per share from 100,000,000 shares of DFP Class A Common Stock, 10,000,000 shares of DFP Class B common stock, par value $0.0001 per share (the "DFP Class B Common Stock") and 1,000,000 shares of preferred stock, par value $0.0001 per share ("Advisory Charter Proposal A"); — FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Charter Proposal B - to make each member of our board of directors (the "New TOI Board") subject to election at each annual meeting of stockholders (or special meeting in lieu thereof), as opposed to DFP having three classes of directors, with only once class of directors being elected in each year and each class serving a three-year term ("Advisory Charter Proposal B"); — FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Charter Proposal C - to change the stockholder vote required to amend certain provisions of the Proposed Charter ("Advisory Charter Proposal C") — FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Charter Proposal D - to change the stockholder vote required to amend the amended and restated bylaws to be adopted by DFP immediately prior to the Closing ("Advisory Charter Proposal D"); — FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Charter Proposal E - to prohibit stockholders form acting by written consent by specifying that any action required or permitted to be taken by stockholders must be effected by a duly called annual or special meeting and may not be effected by written consent ("Advisory Charter Proposal E"); — FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Charter Proposal F - to renounce any interest or expectancy that New TOI has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to its non-employee directors (including any non-employee director who serves as one of New TOI's officers in both his or her director and officer capacities) ("Advisory Charter Proposal F") — FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Charter Proposal G - to amend the exclusive forum provision of the Current Charter to provide that, among other administrative or clarifying revisions, unless New TOI consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) shall be the federal district courts of the United States of America ("Advisory Charter Proposal G"); and — FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Charter Proposal H - to provide for certain additional changes, including, among others, (i) changing the post-business combination company's corporate name from DFP Healthcare Acquisitions Corp." to "The Oncology Institute, Inc." and making the company's corporate existence perpetual and (ii) removing certain provisions related to DFP's status as a blank check company that will no longer apply upon consummation of the Business Combination, all of which the DFP board of directors (the "DFP Board") believes are necessary to adequately address the needs of the post-business combination company ("Advisory Charter Proposal H"). — FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, Stock Issuance Proposal and Charter Proposal are approved and adopted, The Oncology Institute, Inc. 2021 Incentive Award Plan (the "2021 Plan"), including the authorization of the initial share reserve under the 2021 Plan (the "Incentive Plan Proposal"); — FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — The ESPP Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Stock Issuance Proposal, the Charter Proposal and the Incentive Plan Proposal are approved and adopted, The Oncology Institute, Inc. 2021 Employee Stock Purchase Plan (the "ESPP"), including the authorization of the initial share reserve under the ESPP (the "ESPP Proposal"); — FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — The Director Election Proposal — to consider and vote upon a proposal to elect, assuming the Business Combination Proposal, the Stock Issuance Proposal, the Charter Proposal, the Incentive plan Proposal and the ESPP Proposal are approved and adopted, [ ] directors, in each case to serve on New TOI's Board comprising [ ] directors, in each case to serve on New TOI's Board for a term expiring at the annual meeting of stockholders to be held in 2022 or until such director's successor has been duly elected and qualified, or until such director's earlier death, resignation, retirement or removal (the "Director Election Proposal"); and — FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 8 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote, or DFP determines that one or more of the closing conditions under the Business Combination is not satisfied or waived (the "Adjournment Proposal"). — FOR ☐ AGAINST ☐ ABSTAIN ☐

Dated: ______________________________, 2021

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Signature

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(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR all Proposals. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.